                                                                  EXHIBIT 4.13.4

                                 AMENDMENT NO. 2

                AMENDMENT NO. 2 (this "Amendment No. 2") dated as of March 29, 2001 among NEXTEL COMMUNICATIONS, INC. ("NCI"), NEXTEL FINANCE COMPANY (the "Borrower") and the other RESTRICTED COMPANIES party hereto and TORONTO DOMINION (TEXAS), INC., in its capacity as Administrative Agent pursuant to authority granted by the Required Lenders pursuant to Section 10.02(b) of the Credit Agreement (as defined below).

                NCI, the Restricted Companies, the lenders party thereto, the Administrative Agent and The Chase Manhattan Bank, as Collateral Agent, are parties to a Credit Agreement dated as of November 9, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $6,000,000,000. NCI, the Restricted Companies and the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders) wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

                Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                2.02. Total Indebtedness to Cash Flow Ratio. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Section
7.08 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(a) Total Indebtedness to Cash Flow Ratio. NCI will not permit the Secured Indebtedness to Cash Flow Ratio or Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the respective ratio set opposite such period below:

                       Secured Indebtedness             Total Indebtedness
                           to Cash Flow                  to Cash Flow
                      Period                        Ratio               Ratio
                      ------                        -----               -----
               From March 31, 2001
                through June 29, 2001              4.5 to 1              10.5 to 1

               From June 30, 2001
                through September 29, 2001         4.5 to 1               9.5 to 1

               From September 30, 2001
                through March 30, 2002             3.5 to 1               8.0 to 1

               From March 31, 2002
                through June 29, 2002              3.5 to 1               7.0 to 1

               From June 30, 2002
                through September 29, 2002         3.0 to 1               7.0 to 1

               From September 30, 2002
                through March 30, 2003             3.0 to 1               6.0 to 1

               From March 31, 2003
                and at all times thereafter        3.0 to 1               5.0 to 1

               (b) Interest Coverage Ratio. NCI will not permit the Interest Coverage Ratio at any time during any period below to be less than the ratio set opposite such period below:

               From March 31, 2001
                through June 29, 2001                     1.50 to 1

               From June 30, 2001
                through September 29, 2001                1.75 to 1

               From September 30, 2001
                and at all times thereafter               2.00 to 1

        (c) Fixed Charges Ratio. NCI will not permit the Fixed Charges Ratio, as at any day, for the period of four fiscal quarters ending on or most recently ended prior to such day, on or after June 30, 2003 to be less than 1.00 to 1."

                Section 3. Representations and Warranties. NCI and each Restricted Company represents and warrants to the Lenders and the Agents, as to itself and each of its subsidiaries, that the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 2.

                Section 4. Conditions Precedent. The amendments set forth in
Section 2 hereof, shall become effective as of the date hereof on the date which the Administrative Agent (or Special Counsel) shall have received (a) executed counterparts of this Amendment No. 2 from NCI, the Restricted Companies and the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of the Required Lenders) and (b) for the account of each Lender that, by delivery of an appropriate authorization to the Administrative Agent on or before 5:00 P.M., New York City time, on Tuesday, March 27, 2001, shall have authorized the Administrative Agent to execute and deliver this Amendment No. 2, a consent fee in an amount equal to 0.10% of the sum (determined as of the "record date" as provided in Section 5 hereof) of (i) the aggregate amount of the outstanding principal amount of Loans and LC Exposure held by such Lender plus (ii) the aggregate unutilized amount of Commitments held by such Lender.

                Section 5. Record Date. Pursuant to the penultimate paragraph of
Section 10.02(b) of the Credit Agreement, the Administrative Agent establishes March 14, 2001 as the "record date" in connection with this Amendment No. 2.

                Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

                             NEXTEL COMMUNICATIONS, INC.

                             By     /s/ John S. Brittain, Jr.
                               -----------------------------------------
                             Name:  John S. Brittain, Jr.
                             Title: VP, Acting Chief Financial Officer &
                                    Treasurer

                                                   RESTRICTED COMPANIES

                                            NEXTEL FINANCE COMPANY


                             By     /s/ John S. Brittain, Jr.
                               -----------------------------------------
                             Name:  John S. Brittain, Jr.
                             Title: VP, Acting Chief Financial Officer &
                                    Treasurer

                                            FCI 900, Inc.
                                            NEXTEL COMMUNICATIONS OF
                                              THE MID-ATLANTIC, INC.
                                            NEXTEL OF CALIFORNIA, INC.
                                            NEXTEL LICENSE ACQUISITION
                                              CORP.
                                            NEXTEL LICENSE HOLDINGS 1, INC.
                                            NEXTEL LICENSE HOLDINGS 2,  INC.
                                            NEXTEL LICENSE HOLDINGS 3,  INC.
                                            NEXTEL LICENSE HOLDINGS 4,  INC.
                                            NEXTEL OF NEW YORK, INC.
                                            NEXTEL OPERATIONS, INC.
                                            NEXTEL SOUTH CORP.
                                            NEXTEL OF TEXAS, INC.
                                            NEXTEL SYSTEMS CORP.
                                            NEXTEL WEST CORP.


                             By     /s/ John S. Brittain, Jr.
                               -----------------------------------------
                             Name:  John S. Brittain, Jr.
                             Title: VP, Acting Chief Financial Officer &
                                    Treasurer

                                       FORT WORTH TRUNKED RADIO
                                        LIMITED PARTNERSHIP

                                       By Nextel of Texas, Inc., a General
                                          Partner

                                       By     /s/ John S. Brittain, Jr.
                                         ---------------------------------------
                                       Name:  John S. Brittain, Jr.
                                       Title: VP, Acting Chief Financial Officer
                                              & Treasurer

                              ADMINISTRATIVE AGENT

                                       TORONTO DOMINION (TEXAS) INC.,
                                          as Administrative Agent


                                          By   /s/ JEFFERY R. LENTS
                                               -------------------------
                                               Name:  Jeffery R. Lents
                                               Title: Vice President